Exhibit 99.3

FLEX PHARMA, INC.

RESTRICTED STOCK PURCHASE AGREEMENT

This RESTRICTED STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of [                         ], 2014, by and between Flex Pharma, Inc., a Delaware corporation (the “Company”), and [Name] (“Purchaser”).

WHEREAS, the Company desires to issue, and Purchaser desires to acquire, stock of the Company as herein described, on the terms and conditions hereinafter set forth;

NOW, THEREFORE, IT IS AGREED between the parties as follows:

1.                                      PURCHASE AND SALE OF STOCK.  Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to sell to Purchaser, an aggregate of [total shares] shares of the Common Stock of the Company (the “Stock”) at $0.0001 per share (the “Purchase Price”), for an aggregate purchase price of [purchase price], payable in cash. The closing hereunder, including payment for and delivery of the Stock, shall occur at the offices of the Company immediately following the execution of this Agreement, or at such other time and place as the parties may mutually agree.

2.                                      REPURCHASE OPTION

(a)                                 In the event Purchaser’s relationship with the Company (or a parent or subsidiary of the Company) is terminated by the Company for Cause  (as defined below) or (ii) Purchaser voluntarily terminates his advisory relationship with the Company, such that Purchaser is no longer providing services to the Company (or a parent or subsidiary of the Company) as an employee, director, consultant or advisor (each a “Termination Event”), then the Company shall have an irrevocable option (the “Repurchase Option”), for a period of ninety (90) days after said termination to repurchase from Purchaser or Purchaser’s personal representative, as the case may be, at a price per share equal to the Purchase Price, up to but not exceeding the number of shares of Stock that have not vested in accordance with the provisions of Section 2(b) below as of such termination date.  In the event Purchaser’s relationship with the Company (or a parent or subsidiary of the Company) is terminated (i) due to Purchaser’s death or disability or (ii) by the Company without Cause, then all unvested shares of Stock shall immediately become vested and shall no longer subject to the Repurchase Option. The term “Cause” shall mean the following: (i) your willful failure to perform, or gross negligence in the performance of, your material duties and responsibilities to the Company which is not remedied within thirty (30) days of written notice thereof; (ii) material breach by you of any material provision of this Agreement or any other agreement with the Company which is not remedied within thirty (30) days of written notice thereof; (iii) fraud, embezzlement or other dishonesty with respect to the Company, which, in the case of such other dishonesty, causes or could reasonably be expected to cause material harm to the Company; or (iv) your conviction of a felony.  Purchaser hereby acknowledges that the Company has no obligation, either now or in the future, to repurchase any of the shares of Common Stock, whether vested or unvested, at any time.

(b)                                 [25% of shares vested upon issuance] ([                    ]) shares of the Stock shall initially be vested and shall not be subject to the Repurchase Option and 1/16th of the remaining [number of shares of stock subject to vesting] ([            ]) shall vest and be released from the Repurchase Option on a quarterly basis measured from the Vesting Commencement Date (as set forth on the signature page to this Agreement) (the “Vesting Anniversary Date”), until all the Stock is released from the Repurchase Option (provided that a Termination Event shall not have occurred on or prior to the date of each such release).

(c)                                  In the event of (a) an Acquisition (as defined below); or (b) an Asset Transfer (as defined below) ((a) and (b) being collectively referred to herein as a “Corporate Transaction”) occurs while the Purchaser remains an employee or director of, or an adviser or consultant to, the Company (or a parent or subsidiary of the Company), then all unvested shares of Stock shall immediately become vested and shall no longer subject to the Repurchase Option.  For the purposes of this Section 2: (i) “Acquisition” shall mean (A) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization; or (B) any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company’s voting power is transferred; and (ii) “Asset Transfer” shall mean a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company.  For the avoidance of doubt, the Company’s first underwritten public offering of its Common Stock under the Act shall not be deemed a Corporate Transaction for purposes of this Section 2.

3.                                      EXERCISE OF REPURCHASE OPTION.  Upon the occurrence of a Termination Event, the Repurchase Options shall automatically, and without the requirement of any action by the Company or the Purchaser, be deemed to be exercised by the Company to the fullest extent permitted hereunder and all unvested shares of Stock shall thereby be automatically transferred to the Company, unless, in each such case, the Company shall, prior to the occurrence of such Termination Event, deliver written notice signed by an officer of the Company or by any assignee or assignees of the Company and delivered or mailed as provided in Section 15(a) stating that the Company has elected to waive its Repurchase Option either in whole or in part.  The Company shall be entitled to pay for any shares of Stock purchased pursuant to its Repurchase Option at any time within one year of repurchase in cash or by offset against any indebtedness owing to the Company by Purchaser (including without limitation any note given in payment for the Stock), or by a combination of both.  Upon the exercise of the Repurchase Option by the Company, whether automatic in accordance with the first sentence of this Section 3 or otherwise, the Company shall become the legal and beneficial owner of the Stock being repurchased and all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the Stock being repurchased by the Company, without further action by Purchaser.

4.                                      ADJUSTMENTS TO STOCK.  If, from time to time, during the term of the Repurchase Option there is any change affecting the Company’s outstanding Common Stock as a class that is effected without the receipt of consideration by the Company (through merger, consolidation, reorganization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, change in corporation structure or other transaction not involving the receipt of consideration by the Company), then any and all new, substituted or additional securities or other property to which Purchaser is entitled by reason of Purchaser’s ownership of Stock shall be immediately subject to the Repurchase Option and be included in the word “Stock” for all purposes of the Repurchase Option with the same force and effect as the shares of the Stock presently subject to the Repurchase Option, but only to the extent the Stock is, at the time, covered by such Repurchase Option.  While the total Purchase Price shall remain the same after each such event, the Purchase Price per share of Stock upon exercise of the Repurchase Option shall be appropriately adjusted.

5.                                      TERMINATION OF REPURCHASE OPTION.  Sections 2, 3 and 4 of this Agreement shall terminate upon the exercise in full or expiration of the Repurchase Option, whichever occurs first.

6.                                      ESCROW OF UNVESTED STOCK.  As security for Purchaser’s faithful performance of the terms of this Agreement and to insure the availability for delivery of Purchaser’s Stock upon exercise of the Repurchase Option herein provided for, Purchaser agrees that the Secretary of the Company or the Secretary’s designee (“Escrow Agent”), as Escrow Agent in this transaction, shall hold the shares of Stock subject to the Repurchase Option in escrow, together with a stock assignment duly endorsed (with date and number of shares blank) in the form attached hereto as Exhibit A.  In the event of any repurchase by the Company (or any of its assigns), the Company is hereby authorized by Purchaser, as the Purchaser’s attorney-in-fact, to date and complete the stock assignment as necessary for the transfer of the Stock being repurchased and to transfer such shares in accordance with the terms of this Agreement.  At such time as any shares of Stock are no longer subject to the Repurchase Option, the Company shall, at the written request of Purchaser, deliver to the Purchaser a certificate representing such shares of Stock with the balance of the shares of Stock (if any) to be held in escrow pursuant to this Section 6.  Purchaser hereby acknowledges that the Secretary of the Company, or the Secretary’s designee, is so appointed as the Escrow Agent with the foregoing authorities as a material inducement to make this Agreement and that said appointment is coupled with an interest and is accordingly irrevocable.  Purchaser agrees that Escrow Agent shall not be liable to any party hereof (or to any other party).  Escrow Agent may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time.  Purchaser agrees that if the Secretary of the Company, or the Secretary’s designee, resigns as Escrow Agent for any or no reason, the Board of Directors of the Company shall have the power to appoint a successor to serve as Escrow Agent pursuant to the terms of this Agreement.  Purchaser agrees that if the Secretary of the Company resigns as Secretary, the successor Secretary shall serve as Escrow Agent pursuant to the terms of this Agreement.

7.                                      RIGHTS OF PURCHASER.  Subject to the provisions of Sections 6, 8, 11 and 13 herein, Purchaser shall exercise all rights and privileges of a shareholder of the Company with respect to the Stock deposited in escrow.  Purchaser shall be deemed to be the holder for purposes of receiving any dividends that may be paid with respect to such shares of Stock and for the purpose of exercising any voting rights relating to such shares of Stock, even if some or all of such shares of Stock have not yet vested and been released from the Repurchase Option.

8.                                      LIMITATIONS ON TRANSFER.

(a)                                 In addition to any other limitation on transfer created by applicable securities laws, Purchaser shall not assign, hypothecate, donate, encumber, dispose of or otherwise transfer or dispose of any interest in the Stock while the Stock is unvested and is subject to the Repurchase Option.

(b)                                 After any Stock has become vested and has been released from the Repurchase Option, Purchaser shall not assign, hypothecate, donate, encumber, dispose of or otherwise transfer any interest in the Stock except in compliance with the following restrictions and applicable securities laws:

(i)                                    Before assigning, hypothecating, donating, encumbering, disposing of  or otherwise transferring any interest in the Stock, the Purchaser shall give written notice of such intention to the Company which notice shall include the name of the proposed transferee, the proposed purchase price per share or other interest, the terms of payment of such purchase price and all other matters relating to such transfer and shall be accompanied by a copy of the binding written agreement of the proposed transferee to purchase the shares of or other interest in the Stock of the Purchaser.  Such notice shall constitute a binding offer by the Purchaser to sell to the Company such number of the shares of Stock or other interest in the Stock then held by the Purchaser as are proposed to be sold in the notice at the monetary price per share designated in such notice, payable on the terms offered to the Purchaser by the proposed transferee (provided, however, that the Company shall not be required to meet any non-monetary terms of the proposed transfer, including, without limitation, delivery of other securities in exchange for the shares of Stock proposed to be sold).  The Company shall give written notice to the Purchaser as to whether such offer has been accepted in whole by the Company within 60 days after its receipt of written notice from the Purchaser.  The Company may only accept such offer in whole and may not accept such offer in part.  Such acceptance notice shall specify a place, a time, and date for the closing on such purchase (for purposes of this Section 8, the “Closing” and the date on which the Closing occurs, the “Closing Date”) which shall not be less than ten nor more than 60 days after the giving of the acceptance notice, provided, however, if any of the Stock to be sold pursuant to this Section 8 have been held by the Purchaser for less than six months, then the Closing Date may be extended by the Company until no more than ten days after such shares of Stock have been held by the Purchaser for six months if required under applicable accounting rules in effect at the time.  At the Closing, the Purchaser shall accept payment as set forth herein and shall deliver to the Company in exchange therefor the shares of Stock being repurchased, duly endorsed for transfer, to the extent that they are not then in the possession of the Company.

(ii)                                If the Company shall fail to accept any such offer, the Purchaser shall be free to sell all, but not less than all, of the shares or other interests set forth in his notice to the designated transferee at the price and terms designated in the Purchaser’s notice, provided, that (i) such sale is consummated within six months after the giving of notice by the Purchaser to the Company as aforesaid, and (ii) the transferee first agrees in writing to be bound by the provisions of this Section so that he or she (and all subsequent transferees) shall thereafter only be permitted to sell or transfer the shares of Stock in accordance with the terms hereof.  After the expiration of such six months, the provisions of this Section shall again apply with respect to any proposed voluntary transfer of the shares of Stock.

(iii)                            The Company may assign in whole or in part any of its rights provided in this Section 8 to purchase shares of Stock or any interests therein of the Purchaser to such other stockholders of the Company as the Company determines, in which event the rights granted to the Company in this Section 8 shall apply, mutatis mutandis, to all such stockholders to whom such rights have been assigned.

(c)                                  The provisions of this Section 8 may be waived by the Company.  Any such waiver may be unconditional or based upon such conditions as the Company may impose.

(d)                                 Notwithstanding the restrictions on transfer contained in this Section 8 such restrictions shall not apply to (a) transfers by the Purchaser to his or her spouse or children or to a trust for the benefit of his or her spouse or children, (b) transfers by the Purchaser to his or her guardian or conservator, and (c) transfers by the Purchaser, in the event of his or her death, to his or her executor(s) or administrator(s) or to trustee(s) under his or her will (collectively, “Permitted Transferees”); provided, however, that in any such event the shares of Stock or interests therein so transferred in the hands of each such Permitted Transferee shall remain subject to this Agreement, and each such Permitted Transferee shall so acknowledge in writing as a condition precedent to the effectiveness of such transfer.

9.                                      RESTRICTIVE LEGENDS.  All certificates representing the Stock shall have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties hereto):

(a)                                 “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A WRITTEN  AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.  ANY TRANSFER OR ATTEMPTED TRANSFER OF ANY SHARES SUBJECT TO SUCH AGREEMENT IS VOID WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF THE COMPANY.”

(b)                                 “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

(c)                                  Any legend required by appropriate blue sky officials.

10.                               INVESTMENT REPRESENTATIONS.  In connection with the purchase of the Stock, Purchaser represents to the Company the following:

(a)                                 Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Stock.  Purchaser is purchasing the Stock for investment for Purchaser’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Act”).

(b)                                 Purchaser understands that the Stock has not been registered under the Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein.

(c)                                  Purchaser further acknowledges and understands that the Stock must be held indefinitely unless the Stock is subsequently registered under the Act or an exemption from such registration is available.  Purchaser further acknowledges and understands that the Company is under no obligation to register the Stock. Purchaser understands that the certificate evidencing the Stock will be imprinted with a legend which prohibits the transfer of the Stock unless the Stock is registered or such registration is not required in the opinion of counsel for the Company.

(d)                                 Purchaser is familiar with the provisions of Rule 144, under the Act, as in effect from time to time, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions.  The Stock may be resold by Purchaser in certain limited circumstances subject to the provisions of Rule 144, which may require, among other things, (i) the availability of certain public information about the Company and (ii) the resale occurring following the required holding period under Rule 144 after the Purchaser has purchased, and made full payment for (within the meaning of Rule 144), the securities to be sold.

(e)                                  Purchaser further understands that at the time Purchaser wishes to sell the Stock there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, Purchaser may be precluded from selling the Stock under Rule 144 even if the minimum holding period requirement had been satisfied.

(f)                                   Purchaser represents that Purchaser is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

11.                               MARKET STAND-OFF AGREEMENT.  Purchaser shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock or other securities of the Company held by Purchaser (other than those included in the registration), including the Stock (the “Restricted Securities”), during the 180-day period following the effective date of  the Company’s first firm commitment underwritten public offering of its Common Stock (or such longer period, not to exceed 34 days after the expiration of the 180-day period, as the underwriters or the Company shall request in order to facilitate compliance with NASD Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation) (the “Lock Up Period”), provided, however, that nothing contained in this Section 11 shall prevent the exercise of the Repurchase Option during the Lock Up Period.  Purchaser agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the managing underwriters which are consistent with the foregoing or which are necessary to give further effect thereto.  In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to Purchaser’s Restricted Securities until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

12.                               SECTION 83(B) ELECTION.  Purchaser understands that Section 83(a) of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income the difference between the amount paid for the Stock and the fair market value of the Stock as of the date any restrictions on the Stock lapse.  In this context, “restriction” includes the right of the Company to buy back the Stock pursuant to the Repurchase Option set forth in Section 2 above.  Purchaser understands that Purchaser may elect to be taxed at the time the Stock is purchased, rather than when and as the Repurchase Option expires, by filing an election under Section 83(b) (an “83(b) Election”) of the Code with the Internal Revenue Service within thirty (30) days from the date of purchase.  Even if the fair market value of the Stock at the time of the execution of this Agreement equals the amount paid for the Stock, the 83(b) Election must be made to avoid income under Section 83(a) in the future.  Purchaser understands that failure to file such an 83(b) Election in a timely manner may result in adverse tax consequences for Purchaser.  Purchaser further understands that an additional copy of such 83(b) Election is required to be filed with his or her federal income tax return for the calendar year in which the date of this Agreement falls. Purchaser further acknowledges and understands that it is Purchaser’s sole obligation and responsibility to timely file such 83(b) Election, and neither the Company nor the Company’s legal or financial advisors shall have any obligation or responsibility with respect to such filing.  Purchaser acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to purchase of the Stock hereunder, and does not purport to be complete.  Purchaser further acknowledges that the Company has directed Purchaser to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which Purchaser may reside, and the tax consequences of Purchaser’s death.  Purchaser assumes all responsibility for filing an 83(b) Election and paying all taxes resulting from such election or the lapse of the restrictions on the Stock.

13.                               REFUSAL TO TRANSFER.  The Company shall not be required (a) to transfer on its books any shares of Stock of the Company which shall have been transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

14.                               NO EMPLOYMENT RIGHTS.  This Agreement is not an employment or other service contract and nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company (or a parent or subsidiary of the Company) to terminate Purchaser’s employment or other service relationship for any reason at any time, with or without cause and with or without notice.

15.                               MISCELLANEOUS.

(a)                                 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, and if not during normal business hours of the recipient, then on the next business day, (iii) five (5) calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the other party hereto at such party’s address hereinafter set forth on the signature page hereof, or at such other address as such party may designate by ten (10) days advance written notice to the other party hereto.

(b)                                 Successors and Assigns.  This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser, Purchaser’s successors, and assigns. The Repurchase Option of the Company hereunder shall be assignable by the Company at any time or from time to time, in whole or in part.

(c)                                  Attorneys’ Fees; Specific Performance.  Purchaser shall reimburse the Company for all costs incurred by the Company in enforcing the performance of, or protecting its rights under, any part of this Agreement, including reasonable costs of investigation and attorneys’ fees.  It is the intention of the parties that the Company, upon exercise of the Repurchase Option and payment therefor, pursuant to the terms of this Agreement, shall be entitled to receive the Stock, in specie, in order to have such Stock available for future issuance without dilution of the holdings of other shareholders.  Furthermore, it is expressly agreed between the parties that money damages are inadequate to compensate the Company for the Stock and that the Company shall, upon proper exercise of the Repurchase Option, be entitled to specific enforcement of its rights to purchase and receive said Stock.

(d)                                 Governing Law; Venue.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.  The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Company’s principal place of business.

(e)                                  Further Execution.  The parties agree to take all such further action (s) as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the securities that are the subject of this Agreement.

(f)                                   Independent Counsel.  Purchaser acknowledges that this Agreement has been prepared on behalf of the Company by Cooley LLP, counsel to the Company and that Cooley LLP does not represent, and is not acting on behalf of, Purchaser.  Purchaser has been provided with an opportunity to consult with Purchaser’s own counsel with respect to this Agreement.

(g)                                 Entire Agreement; Amendment.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral.  This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

(h)                                 Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(i)                                    Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

FLEX PHARMA, INC.

By:

Title:

Address:

PURCHASER ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO SECTION 2 SHALL TERMINATE IN THE EVENT OF A TERMINATION EVENT. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT SHALL CONFER UPON PURCHASER ANY RIGHT WITH RESPECT TO CONTINUATION OF SUCH EMPLOYMENT, DIRECTORSHIP, OR CONSULTING OR ADVISORY RELATIONSHIP WITH THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH PURCHASER’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE PURCHASER’S EMPLOYMENT, DIRECTORSHIP OR CONSULTING RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.

PURCHASER ACKNOWLEDGES AND AGREES THAT PURCHASER MUST HOLD THE COMMON STOCK PURCHASED HEREUNDER INDEFINITELY, AND THAT THE COMPANY HAS NO OBLIGATION TO REPURCHASE SUCH SHARES.  PURCHASER FURTHER ACKNOWLEDGES THAT ANY RISK RELATED TO THE FLUCTUATION IN THE VALUE OF THE STOCK FROM AND AFTER THE DATE HEREOF, INCLUDING ANY LOSSES TO PURCHASER AS A RESULT OF THE COMPANY’S EXERCISE OF ITS REPURCHASE OPTION PURSUANT TO SECTION 2, SHALL BE BORNE BY PURCHASER.

PURCHASER ACKNOWLEDGES THAT PURCHASER HAS READ ALL TAX RELATED SECTIONS AND FURTHER ACKNOWLEDGES PURCHASER HAS HAD AN OPPORTUNITY TO CONSULT PURCHASER’S OWN TAX, LEGAL AND FINANCIAL ADVISORS REGARDING THE PURCHASE OF COMMON STOCK UNDER THIS AGREEMENT.

PURCHASER ACKNOWLEDGES AND AGREES THAT IN MAKING THE DECISION TO PURCHASE THE COMMON STOCK HEREUNDER PURCHASER HAS NOT RELIED ON ANY STATEMENT, WHETHER WRITTEN OR ORAL, REGARDING THE SUBJECT MATTER HEREOF, EXCEPT AS EXPRESSLY PROVIDED HEREIN AND IN THE ATTACHMENTS AND EXHIBITS HERETO.

PURCHASER:

[name]

Address:

VESTING COMMENCEMENT DATE: [ ]

EXHIBIT A

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, [name] hereby sells, assigns and transfers unto Flex Pharma, Inc., a Delaware corporation (the “Company”), pursuant to the Repurchase Option under that certain Restricted Stock Purchase Agreement, dated [                         ], 2014, by and between the undersigned and the Company (the “Agreement”) [                  ] shares of Common Stock of the Company standing in the undersigned’s name on the books of the Company represented by Certificate No. [                  ] and does hereby irrevocably constitute and appoint both the Company’s Secretary and the Company’s attorney, or either of them, to transfer said stock on the books of the Company with full power of substitution in the premises.  This Assignment may be used only in accordance with and subject to the terms and conditions of the Agreement, in connection with the repurchase of shares of Common Stock issued to the undersigned pursuant to the Agreement, and only to the extent that such shares remain subject to the Company’s Repurchase Option under the Agreement.

Dated:

(Signature)

(Print Name)

2

FLEX PHARMA, INC.

AMENDMENT TO RESTRICTED STOCK PURCHASE AGREEMENT

This AMENDMENT TO RESTRICTED STOCK PURCHASE AGREEMENT (the “Amendment”) is made as of April [      ], 2014, by and between Flex Pharma, Inc., a Delaware corporation (the “Company”), and [                  ] (“Purchaser”).

WHEREAS, the Company and Purchaser entered into that certain Restricted Stock Purchase Agreement, dated March [      ], 2014 (the “Purchase Agreement”), and the parties wish to amend the Purchase Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

16.                               AMENDMENT TO PURCHASE AGREEMENT.

(a)                                 Section 2(b) of the Purchase Agreement is hereby deleted and replaced with the following:

“[          ] shares of the Stock shall initially be vested and shall not be subject to the Repurchase Option and 1/48th of the remaining [          ] shares shall vest and be released from the Repurchase Option on a monthly basis measured from the Vesting Commencement Date (as set forth on the signature page to this Agreement), until all the Stock is released from the Repurchase Option (provided that a Termination Event shall not have occurred on or prior to the date of each such release).”

(b)                                 The Vesting Commencement Date set forth on the signature page to the Purchase Agreement is hereby deleted and replaced with “February 26, 2014.”

17.                               MISCELLANEOUS.  All terms used herein but not defined herein, shall have the meaning ascribed to them in the Purchase Agreement. Upon the effectiveness of this Amendment, each reference in the Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” and words of like import, shall mean and be a reference to the Purchase Agreement, as amended hereby.  Except as expressly set forth herein, the Purchase Agreement shall remain in full force and effect.  This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to its principles of conflicts of laws. This Amendment may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

FLEX PHARMA, INC.

By:

Title:

PURCHASER:

[ ]

[Signature Page to Restricted Stock Purchase Agreement]